As filed with the Securities and Exchange Commission on July 20, 2004
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                         DIAMOND OFFSHORE DRILLING, INC.
             (Exact Name of Registrant as Specified in Its Charter)


           DELAWARE                                      76-0321760
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                          15415 KATY FREEWAY, SUITE 100
                            HOUSTON, TEXAS 77094-1850
              (Address and Zip Code of Principal Executive Offices)


                              AMENDED AND RESTATED
                         DIAMOND OFFSHORE DRILLING, INC.
                             2000 STOCK OPTION PLAN
                            (Full Title of the Plan)


                              WILLIAM C. LONG, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         DIAMOND OFFSHORE DRILLING, INC.
                          15415 KATY FREEWAY, SUITE 100
                              HOUSTON, TEXAS 77094
                                 (281) 492-5300
                     (Name and Address of Agent for Service)
          (Telephone Number, Including Area Code, of Agent for Service)

                                 With a copy to:

                            SHELTON M. VAUGHAN, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                            700 LOUISIANA, SUITE 1600
                              HOUSTON, TEXAS 77002
                                 (713) 546-5000


                       CALCULATION OF REGISTRATION FEE

====================================== ================= =========================== ============================ ==================
                                          Amount To Be    Proposed Maximum Offering   Proposed Maximum Aggregate       Amount of
Title Of Securities To Be Registered     Registered (1)      Price Per Share (2)          Offering Price (2)       Registration Fee
-------------------------------------- ----------------- --------------------------- ---------------------------- ------------------
Common Stock, par value $.01 per share  750,000 shares            $23.56                    $17,670,000                $2,239
-------------------------------------- ----------------- --------------------------- ---------------------------- ------------------

(1) Plus such indeterminate number of shares of common stock, par value $.01 per share ("Common Stock"), of the registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales price per share of the registrant's Common Stock on July 13, 2004, as reported on the New York Stock Exchange, solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) of the Securities Act.

                                EXPLANATORY NOTE

           Pursuant to General Instruction E of Form S-8, this registration statement hereby incorporates by reference the contents of the registration statement on Form S-8 (Registration No. 333-42930) filed by Diamond Offshore Drilling, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on August 3, 2000 relating to the Diamond Offshore Drilling, Inc. 2000 Stock Option Plan, except as expressly modified herein.

           On May 18, 2004, the stockholders of the Company approved certain amendments to the Diamond Offshore Drilling, Inc. 2000 Stock Option Plan previously adopted by the Board of Directors of the Company, subject to stockholder approval, which increased by 750,000 shares the number of shares of common stock, par value $.01 per share ("Common Stock"), of the Company available for delivery thereunder. This registration statement registers such 750,000 additional shares of Common Stock available under the Amended and Restated Diamond Offshore Drilling, Inc. 2000 Stock Option Plan (the "Plan").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

           A. the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

           B. the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004; and

           C. the description of the Company's Common Stock contained in Amendment No. 1 to the Company's Registration Statement on Form 8-A, filed with the Commission under the Exchange Act on October 10, 1995, and including any further amendments or reports filed for the purpose of updating such description.

           All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than information in a current report on Form 8-K that is furnished and not deemed to be "filed" for purposes of Section 18 of the Exchange Act), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

           Any statement contained in this Registration Statement, in any amendment to this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed supplement to this Registration Statement, or in any document that also is incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           William C. Long, Vice President, General Counsel and Secretary of the Company, holds options to purchase shares of Common Stock pursuant to the Plan. Mr. Long has provided the legal opinion attached hereto as Exhibit 5.1 regarding the legality of the securities being registered pursuant to this Registration Statement.

ITEM 8.    EXHIBITS.

           The following documents are filed as a part of this registration statement or incorporated by reference herein:

           4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003).

           4.2 Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001).

           4.3* Amended and Restated Diamond Offshore Drilling, Inc. 2000 Stock Option Plan.

           5.1*       Legal opinion of William C. Long, Esq.

           23.1*      Consent of Deloitte & Touche LLP.

           23.2*      Consent of William C. Long, Esq. (included in Exhibit
                      5.1).

           24.1* Power of Attorney (set forth on the signature page to this Registration Statement).

           * Filed herewith

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on July 20, 2004.


                                DIAMOND OFFSHORE DRILLING, INC.

                                By: /s/ Gary T. Krenek
                                    -------------------------------------------
                                    Gary T. Krenek
                                    Vice President and Chief Financial Officer


                                POWER OF ATTORNEY

           Each person whose signature appears below hereby designates, constitutes and appoints each of William C. Long and Gary T. Krenek (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution (the "Attorneys-in-Fact"), for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as either Attorney-in-Fact deems appropriate, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, and hereby grants to each such Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each signatory might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                         Title                                          Date
---------                                         -----                                          ----
/s/    James S. Tisch                             Chairman of the Board  and Chief Executive     July 20, 2004
--------------------------------------            Officer (principal executive officer)
       James S. Tisch


/s/    Lawrence R. Dickerson                      President, Chief Operating Officer and         July 20, 2004
--------------------------------------            Director
       Lawrence R. Dickerson


/s/    Gary T. Krenek                             Vice President and Chief Financial Officer     July 20, 2004
--------------------------------------            (principal financial officer)
       Gary T. Krenek


/s/    Beth G. Gordon                             Controller (principal accounting officer)      July 20, 2004
--------------------------------------
       Beth G. Gordon


/s/    Alan R. Batkin                             Director                                       July 20, 2004
--------------------------------------
       Alan R. Batkin


/s/    Herbert C. Hofmann                         Director                                       July 20, 2004
--------------------------------------
       Herbert C. Hofmann


/s/    Arthur L. Rebell                           Director                                       July 20, 2004
--------------------------------------
       Arthur L. Rebell


/s/    Raymond S. Troubh                          Director                                       July 20, 2004
--------------------------------------
       Raymond S. Troubh


/s/    Charles L. Fabrikant                       Director                                       July 20, 2004
--------------------------------------
       Charles L. Fabrikant


                                  EXHIBIT INDEX


           4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003).

           4.2 Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001).

           4.3* Amended and Restated Diamond Offshore Drilling, Inc. 2000 Stock Option Plan.

           5.1*       Legal opinion of William C. Long, Esq.

           23.1*      Consent of Deloitte & Touche LLP.

           23.2*      Consent of William C. Long, Esq. (included in Exhibit
                      5.1).

           24.1* Power of Attorney (set forth on the signature page to this Registration Statement).

           * Filed herewith